                                                                    Exhibit 99.1

                                                              REPUBLIC CONTACTS:
                                     Media Inquiries: Will Flower (954) 769-6392
                                   Investor Inquiries: Tod Holmes (954) 769-2387
                                                          Ed Lang (954) 769-3591



                    REPUBLIC SERVICES REPORTS RECORD EARNINGS
                           AND FREE CASH FLOW FOR 2002
                  O 2002 ADJUSTED EARNINGS PER SHARE OF $1.42
                        O COMPANY PROVIDES 2003 GUIDANCE

FORT LAUDERDALE, FL, FEB. 3, 2003...Republic Services, Inc. (NYSE: RSG) today reported that for the three months ended December 31, 2002, adjusted net income was $58.0 million, or $0.35 per share, compared to adjusted net income of $47.2 million, or $0.28 per share, for the same period in 2001. Revenue for the three months ended December 31, 2002 was $605.3 million compared to $563.5 million for the same period in 2001. Adjusted operating income for the three months ended December 31, 2002 was $112.5 million compared to adjusted operating income of $94.4 million for the same period last year.

For the year ended December 31, 2002, adjusted net income was $236.1 million, or $1.42 per share, compared to adjusted net income of $211.6 million, or $1.24 per share, for 2001. Annual revenue for 2002 was $2,365.1 million compared to $2,257.5 million during 2001. Adjusted operating income for the year ended December 31, 2002 was $ 453.9 million compared to adjusted operating income of $415.5 million last year.

James E. O'Connor, Chairman and Chief Executive Officer of Republic Services, was pleased with the Company's performance saying, "In January 2002, we announced Republic's goals for annual earnings per share and free cash flow. I am proud to say that our employees did an excellent job of executing our business plan during 2002. It was our team focus that permitted Republic - in spite of a weak economy - to exceed these goals, generate record amounts of free cash and continue to achieve positive revenue and earnings growth."

In the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, adjusted net income for the three and twelve months ended December 31, 2001 would have been $54.1 million, or $0.32 per share, and $237.4 million, or $1.39 per share, respectively.

During the three months ended December 31, 2002, the Company recorded a $5.6 million gain primarily related to the sale of certain assets for amounts exceeding estimates originally made during the three months ended December 31, 2001. Including the recognition of this gain, Republic reported net income of $239.6 million, or $1.44 per share, and $61.5 million, or $0.37 per share, for the year and three months ended December 31, 2002, respectively.

During the three months ended December 31, 2001, the Company recorded a non-cash, after-tax charge of $86.1 million primarily related to exiting certain markets and non-core businesses. Including the charge, Republic reported net income of $125.5 million, or $0.73 per share, and a net loss of $(38.9) million or $(0.23) per share, for the year and three months ended December 31, 2001, respectively.

                            FISCAL YEAR 2003 OUTLOOK

Republic also announced its outlook for fiscal 2003. The Company's objectives for 2003 remain consistent with previous years and once again focus on increasing free cash flow. The Company anticipates using free cash flow to repurchase common stock under its $150 million share repurchase program approved by the Board of Directors in October 2002. Republic's guidance is based on current economic conditions and does not assume any deterioration or improvement in the overall economy in 2003. Specific guidance is as follows:

o FREE CASH FLOW: The Company anticipates free cash flow for 2003 in a range of approximately 90 percent of 2003 net income. The Company defines free cash flow as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company's consolidated statement of cash flows.

o EARNINGS PER SHARE: The Company anticipates 2003 earnings in the range of $1.49 to $1.51 per share. These anticipated earnings exclude an estimated

     $0.03 of additional non-cash landfill costs associated with the adoption of Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), and costs associated with additional landfill gas systems. Including these additional non-cash costs, the Company anticipates 2003 earnings in the range of $1.46 to $1.48 per share.

o INTERNAL GROWTH: The Company believes internal growth will be approximately 2 to 3 percent, with 1 to 1.5 percent from price increases and 1 to 1.5 percent from volume growth.

o CAPITAL SPENDING: The Company anticipates 2003 capital spending of approximately $260 million.

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company's ability to manage growth; compliance with, and future changes in, environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company's dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, interest and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.

                                       ###

                             REPUBLIC SERVICES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                        Three Months Ended                       Three Months Ended
                                                        December 31, 2002                         December 31, 2001
                                               ------------------------------------     -----------------------------------
                                               Reported     Adjustments    Adjusted     Reported    Adjustments    Adjusted
                                               --------     -----------    --------     --------    -----------    --------
Revenue                                        $  605.3      $     --     $  605.3      $  563.5      $     --     $  563.5

Expenses:
  Cost of operations                              381.8            --        381.8         380.1        (24.2) b      355.9
  Depreciation, amortization and depletion         52.4            --         52.4          54.6            --         54.6
  Selling, general and administrative              58.6            --         58.6          66.8         (8.2) c       58.6
  Other charges (income)                           (5.6)          5.6 a         --          99.6        (99.6) d         --
                                               --------      --------     --------      --------      --------     --------

Operating income (loss)                           118.1          (5.6)       112.5         (37.6)        132.0         94.4

Interest expense, net                             (18.1)           --        (18.1)        (17.8)           --        (17.8)
Other income (expense), net                        (0.8)           --         (0.8)         (0.5)           --         (0.5)
                                               --------      --------     --------      --------      --------     --------
Income (loss) before income taxes                  99.2          (5.6)        93.6         (55.9)        132.0         76.1

Provision for (benefit from) income taxes          37.7           2.1         35.6         (17.0)         45.9         28.9
                                               --------      --------     --------      --------      --------     --------
Net income (loss)                              $   61.5      $   (3.5)    $   58.0      $  (38.9)     $   86.1     $   47.2
                                               ========      ========     ========      ========      ========     ========

Basic and diluted earnings (loss)
 per share                                     $   0.37                   $   0.35      $  (0.23)                  $   0.28
                                               ========                   ========      ========                   ========

Weighted average common shares                    165.3                      165.3         170.0                      170.0
                                               ========                   ========      ========                   ========
EBITDA                                                                    $  164.9                                 $  149.0
                                                                          ========                                 ========



Adjustments to net income and earnings per share as if SFAS 142 were adopted on January 1, 2001:

Net income (as adjusted above)                                            $   58.0                                 $   47.2

Goodwill amortization, net of tax                                               --                                      6.9
                                                                          --------                                 --------
Net income (as adjusted for SFAS 142)                                     $   58.0                                 $   54.1
                                                                          ========                                 ========

Basic and diluted earnings per share
(as adjusted above)                                                       $   0.35                                 $   0.28

Goodwill amortization, net of tax                                               --                                     0.04
                                                                          --------                                 --------

Basic and diluted earnings per share
 (as adjusted for SFAS 142)                                               $   0.35                                 $   0.32
                                                                          ========                                 ========



Note:    a.   Relates primarily to a gain on the sale of certain assets for amounts exceeding estimates originally made during the fourth quarter of 2001.

         b. Relates primarily to downsizing the Company's composting operations and related inventory adjustments and increasing insurance reserves.

         c.   Relates primarily to additional bad debt expense.

         d. Relates primarily to charges associated with exiting certain markets and non-core businesses.

                             REPUBLIC SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                          Year Ended                                    Year Ended
                                                         December 31, 2002                            December 31, 2001
                                               --------------------------------------      -------------------------------------
                                                             Adjustments     Adjusted                     Adjustments   Adjusted
                                               Reported      (Unaudited)    (Unaudited)    Reported       (Unaudited)  (Unaudited)
                                               --------      -----------     --------      --------       -----------   --------
Revenue                                        $ 2,365.1      $      --     $ 2,365.1      $ 2,257.5      $      --     $ 2,257.5

Expenses:
  Cost of operations                             1,472.9             --       1,472.9        1,422.5          (24.2) b    1,398.3
  Depreciation, amortization and depletion         199.6             --         199.6          215.4             --         215.4
  Selling, general and administrative              238.7             --         238.7          236.5           (8.2) c      228.3
  Other charges (income)                            (5.6)           5.6 a          --           99.6          (99.6) d         --
                                               ---------      ---------     ---------      ---------      ---------     ---------

Operating income                                   459.5           (5.6)        453.9          283.5          132.0         415.5

Interest expense, net                              (72.7)            --         (72.7)         (75.7)            --         (75.7)
Other income (expense), net                         (0.3)            --          (0.3)           1.5             --           1.5
                                               ---------      ---------     ---------      ---------      ---------     ---------

Income before income taxes                         386.5           (5.6)        380.9          209.3          132.0         341.3

Provision for (benefit from) income taxes          146.9            2.1         144.8           83.8           45.9         129.7
                                               ---------      ---------     ---------      ---------      ---------     ---------

Net income                                     $   239.6      $    (3.5)    $   236.1      $   125.5      $    86.1     $   211.6
                                               =========      =========     =========      =========      =========     =========

Basic and diluted earnings per share           $    1.44                    $    1.42      $    0.73                    $    1.24
                                               =========                    =========      =========                    =========

Weighted average common shares                     166.7                        166.7          171.1                        171.1
                                               =========                    =========      =========                    =========

EBITDA                                                                      $   653.5                                   $   630.9
                                                                            =========                                   =========



Adjustments to net income and earnings per share as if SFAS 142 were adopted on January 1, 2001 (unaudited):

Net income (as adjusted above)                                              $   236.1                                   $   211.6

Goodwill amortization, net of tax                                                  --                                        25.8
                                                                            ---------                                   ---------
Net income (as adjusted for SFAS 142)                                       $   236.1                                   $   237.4
                                                                            =========                                   =========

Basic and diluted earnings per share
 (as adjusted above)                                                        $    1.42                                   $    1.24

Goodwill amortization, net of tax                                                  --                                        0.15
                                                                            ---------                                   ---------
Basic and diluted earnings per share
 (as adjusted for SFAS 142)                                                 $    1.42                                   $    1.39
                                                                            =========                                   =========



Note:    a.   Relates primarily to a gain on the sale of certain assets for amounts exceeding estimates originally made during the fourth quarter of 2001.

         b. Relates primarily to downsizing the Company's composting operations and related inventory adjustments and increasing insurance reserves.

         c.   Relates primarily to additional bad debt expense.

         d. Relates primarily to charges associated with exiting certain markets and non-core businesses.

                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION


         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 2001. It should also be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-Q as of and for the three and nine months ended September 30, 2002.

CASH FLOW

         The following table reflects certain components of the Company's unaudited consolidated statements of cash flows for the three and twelve months ended December 31, 2002 and 2001 (in millions):


                                     Three months ended         Twelve months ended
                                         December 31,                December 31,
                                      --------------------      ----------------------
                                       2002         2001         2002         2001
                                      -------      -------      -------      ---------
Depreciation, amortization and
   depletion of property
   and equipment                      $  51.1      $  42.2      $ 193.5      $   168.3

Amortization of intangible assets     $   1.3      $  12.4      $   6.1      $    47.1

Capital expenditures                  $ (96.4)     $ (70.3)     $(258.7)     $  (249.3)




         The Company defines free cash flow as net income plus depreciation, amortization and depletion less capital expenditures plus net changes in assets and liabilities resulting from operating activities. This simple definition excludes certain commonly used elements of free cash flow such as deferred taxes and proceeds from the sale of equipment. Beginning January 1, 2003, the Company's definition of free cash flow will be revised to include cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company's consolidated statement of cash flows.

         In December 1999, the Company entered into an operating lease facility established to finance the acquisition of operating equipment. In July 2002, the Company exercised its right to purchase the equipment underlying this facility by paying $72.6 million, which was the balance outstanding under the facility at that time. The Company's guidance for capital expenditures in previous years included equipment obtained through the operating lease facility. Accordingly, the payment made by the Company to terminate this facility has been excluded from capital expenditures in the table above.

         During the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, amortization of intangible assets for the three and twelve months ended December 31, 2001 would have been $1.4 million and $5.5 million, respectively.

         Capital expenditures include $.7 million and $1.1 million of capitalized interest for the three months ended December 31, 2002 and 2001, respectively, and $2.5 million and $3.3 million for the twelve months ended December 31, 2002 and 2001, respectively.

         As of December 31, 2002, accounts receivable were $238.6 million, net of allowance for doubtful accounts of $19.0 million, resulting in days sales outstanding of approximately 36 (or 23 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

         During the twelve months ended December 31, 2002, the Company paid approximately $150.0 million to repurchase 7,954,000 shares of its stock of which $11.6 million was paid during the three months ended December 31, 2002 to repurchase 570,100 shares of stock. As of December 31, 2002, the Company had repurchased a total of 17,167,600 shares of its stock for approximately $300.0 million.

         In October 2002, the Company announced that its Board of Directors authorized the repurchase of up to an additional $150.0 million of its common stock.

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three and twelve months ended December 31, 2002 and 2001 (in millions):

                             Three months ended         Twelve months ended
                                 December 31,               December 31,
                           ----------------------      ----------------------
                             2002          2001          2002          2001
                           --------      --------      --------      --------

Collection:

    Residential            $  138.4      $  123.9      $  530.7      $  479.7
    Commercial                176.8         172.2         696.7         686.0
    Industrial                125.4         123.7         501.6         509.6
    Other                      13.3          12.5          50.8          47.5
                           --------      --------      --------      --------
    Total collection          453.9         432.3       1,779.8       1,722.8
                           --------      --------      --------      --------

 Transfer and disposal        216.7         198.6         854.1         780.8
 Less: Intercompany          (107.8)       (102.8)       (428.5)       (405.0)
                           --------      --------      --------      --------
    Transfer and
      disposal, net           108.9          95.8         425.6         375.8
 Other                         42.5          35.4         159.7         158.9
                           --------      --------      --------      --------
    Total revenue          $  605.3      $  563.5      $2,365.1      $2,257.5
                           ========      ========      ========      ========




         The following table reflects the Company's revenue growth for the three and twelve months ended December 31, 2002 and 2001:

                            Three months ended       Twelve months ended
                                December 31,            December 31,
                             ----------------         ----------------
                             2002        2001         2002        2001
                             ----        ----         ----        ----
Core price                    1.6%        1.8%         1.4%        1.9%
Commodities                    .6         (.9)          .4        (1.1)
                              ---         ---          ---         ---
  Total price                 2.2          .9          1.8          .8
                              ---         ---          ---         ---

Core volume                   2.8          .8          1.6         1.5
Non-core volume               1.0         1.0           .4          .8
                              ---         ---          ---         ---
  Total volume                3.8         1.8          2.0         2.3
                              ---         ---          ---         ---

Total internal growth         6.0         2.7          3.8         3.1

Acquisitions                  1.0         3.8           .8         4.2
Taxes*                         .4          --           .2          --
                              ---         ---          ---         ---

  Total revenue growth        7.4%        6.5%         4.8%        7.3%
                              ===         ===          ===         ===


* Represents taxes levied on landfill volumes in certain states that are passed on to customers.